STATEMENT OF WORK

The works set forth herein is being performed under and pursuant to the Consulting Services Master Agreement (the "CSMA"). This Statement of Work ("SOW") incorporates by reference the terms and conditions of the CSMA. In case of any conflict this SOW and the CSMA, the CSMA shall prevail. dLOMa and Client Agree as follows:

Authorized Contact Information:

Company: dLOMa Performance Hospitality, LLC
Contact: Dustin Lombard
Address:

Phone:
Email:

Client Authorized Contact Information:

Company: The Mary Jane Group
Contact: Joel Schneider
Address:

Phone:
Email:

SCOPE OF SERVICES

I. Develop Operational Standards for B&B

- Review current operating standards and daily operations at each location
- Meet with Teams and document current operations not already documented
- Identify areas of opportunity and communicate with team
- Create and develop brand standards with the team
- Standardize across units
- Develop training guides for expansion

II. Back Office Consultation

- Determine viability of potential locations
- Discuss accounting, budgeting, forecasting, revenue management procedures with Controller
- Locate potential for streamlined accounting procedures with controller
- Recommend preparations for expansion
- Review daily/weekly reporting methods and inventory of goods; prepare for unit growth

III. Identify Growth Strategies/Marketing Opportunities

- Evaluate potential for and develop Events department
- Create marketing opportunities and strategic alliances
- Brainstorm about other expansion methods

Timeline and Period of Performance

dLOMa will begin working on the effective date of February 5, 2015. It is my intent to become part of the team; you can count on me as you would any of your team members. For the first week I will be getting caught up on all operational elements of your business. I would like to stay at each of your locations and attend each meal service as a guest. During those visits I would like to meet with the manager and the team and review the current procedures. The following week I would expect to be working in the office most of the time and making progress with the operators remotely and working with Tyson and the operations managers to implement some of the strategies we discuss.

I will dedicate a minimum of 15 hours per week, on-site or office work, for a period of six (6) months (termination date: August 7, 2015). I intend to track hours and progress each week and will provide a weekly update in a scheduled weekly meeting.

Compensation and Payment Schedule

Client shall pay dLOMa for the performance of all activities necessary for the performance of work set forth in this SOW as noted above. The retainer fee is $2,500 and 25,000 shares per month for dLOMa consultation services (Total Fee $15,000 + 150,000 Shares of the MaryJane Group Stock). The fee is to be paid as follows:

- $2,500 upon signing of this contract (est. 2/05/2015)
- $2,500 paid monthly on the 5th of each month until July 2015
- 25,000 shares to be delivered at the end of each month (Feb 2015 – July 2015)
  - Shares are to be offered as incentive compensation.
  - Shares will be freely tradable under Rule 144 of the Securities Act of 1933 as amended
  - The basis in the shares will be $0.01

TIME AND MATERIALS.

- Client and dLOMa will review hours and results each week
- Client agrees to make current staff available to dLOMa to develop AND implement standards

EXPENSES.

Expenses will be charged in addition to fees and include, but are not limited to, the following:

- Out-of-town transportation, accommodations, living expenses, meals and travel time as applicable
- Document reproduction and printing
- Project specific office supplies
- Shipping, handling, postage, and delivery charges for Mary Jane related items
- Banking fees related to Mary Jane Transactions
- Any expense incurred on behalf of the Mary Jane group

Communication

All communication will be directed to the primary contacts and will be communicated via secure channels.

Sales Tax

Sales tax is not included and will be applied to invoices, as required by the applicable laws of the state the work is performed.

Execution/Signature Block

The individual signing this SOW represents to dLOMa that he or she is authorized to sign on behalf of the Client. Client accepts the terms of this SOW and the CSMA, Collectively the "Agreement". Capitalized terms used and not otherwise defined in this SOW shall have the meaning given to them in the CSMA. The Agreement constitutes the complete and exclusive agreement between the Parties regarding the subject matter and supersedes and replaces any prior understanding or communication, written or oral.

/s/ Joel Schneider	/s/ Dustin Lombard
February 5, 2015	February 5, 2015

CONSULTING SERVICES MASTER AGREEMENT

This Consulting Services Agreement ("Agreement") is made by and between dLOMa, LLC, a Colorado Corporation, dba dLOMa Performance Hospitality, LLC ("dLOMa" or a "Party"), and The MaryJane Group, Inc., a A Nevada Corporation" or a "Party") (collectively, the "Parties"), and is effective as of February 5, 2015 the "Effective Date").

WHEREAS, Client desires dLOMa's services with respect to the Overall Operational Systems for its Bud and Breakfast operations, located in Denver, CO and Silverthorne, CO, and dLOMa agrees to provide such advice and services to Client through a consulting relationship with Client.

NOW THEREFORE, in consideration of the mutual obligations specified in this agreement, the parties agree to the following:

1. CONSULTING SERVICES. Client hereby retains dLOMa, and dLOMa hereby accepts such retention to perform consulting services for client (the "Services") as set forth on one or more statements of work (each, a "SOW"). A SOW shall become effective once it has been signed by Client and received by dLOMa. Each SOW shall be incorporated herein by reference, and it shall be subject to all of the terms and conditions of this Consulting Services Master Agreement. dLOMa may also provide additional services which are not set forth on a SOW at dLOMa's then-current hourly rates ("Additional Services"). Whenever possible, Additional Services will be agreed to in writing in advance of their completion by dLOMa.
2. INDEPENDENT CONTRACTOR. dLOMa shall be an independent contractor in the performance of this Agreement and shall not be deemed an employee or an agent of client for any purpose whatsoever. Neither Party shall have the power to act as an agent of the other or to bind the other in any respect. dLOMa retains the right to provide services for others during the term of this agreement and is not required to devote its services exclusively to the Client. dLOMa may subcontract any portion of the work to be performed without the Client's prior written consent.
3. EXPENSES. Client should reimburse dLOMa for reasonable expenses actually incurred by dLOMa in performing the Services and Additional Services; examples of those services include, but are not limited to, photocopies, printing expenses, long distance charges, and travel and accommodation expenses. Expenses and disbursement are in addition to the fees set forth in a SOW and are to be paid promptly when billed. Client may be billed for certain expenses and disbursements in advance. dLOMa reserves the right to ask client to pay third party vendors directly for expenditures in excess of $100. If dLOMa chooses to exercise this right, the relevant invoice will be sent to Client with a request that each third party vendor be paid directly.
4. PAYMENT. Fees for Services, Additional Services and expenses shall be invoiced on a monthly basis. Payment in full is due within fourteen (14) days of the date of the invoice. Client shall waive all objections to an invoice which are not made in writing within thirty (30) days of the invoice date. If an invoice becomes thirty (30) days past due, dLOMa shall have the right to charge interest at the lower of 1.5% or the highest rate permitted by applicable law. Client shall be responsible for dLOMa's costs of collections, including reasonable attorney's fees and costs.

January 13, 2015

dLOMa has the expressed right to attach a lien on client's leasehold and/or property if an invoice becomes 30 days or more overdue.

5. TERM. This Agreement shall commence as of the Effective Date, and thereafter may be terminated by either party upon sixty (60) days written notice. In the event of termination, dLOMa shall cease work immediately after giving or receiving such notice of termination, unless otherwise advised by Client to continue work during the notice period. Client shall be required to pay dLOMa all fees and expenses as accrued or incurred through the termination.
6. TAXES. Client shall be responsible for all taxes on all fees for services performed and expenses incurred under this Agreement. Client will reimburse dLOMa for all sales, use, or excise taxes assessed by any taxing authority, whether such taxes are invoiced initially to Client or assessed retroactively based upon audits by any governmental authority.
7. WARRANTIES; DISCLAIMERS
   a) ALL GOODS AND SERVICES ARE PROVIDED ON AN "AS IS" BASIS. DLOMA DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.
   b) CLIENT ACKNOWLEDGES THAT (I) DLOMA HAS NO CONTROL OVER OR RESPONSIBILITY FOR THE ACTS OR OMISSIONS OF ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, GOVERNMENT AGENCIES, MUNICIPALITIES, VENDORS, MANUFACTURERS AND CONSTRUCTION CONTRACTORS; AND (II) DLOMA DOES NOT PROVIDE ARCHITECTURAL , ENGINEERING OR CONSTRUCTION SERVICES OR MATERIALS. AS SUCH, CLIENT AGREES THAT DLOMA AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES SHALL HAVE NO LIABILITY FOR ANY CLAIM ARISING FROM ANY DELAY, DEFECT, ERROR, DEFICIENCY, ACT, OMISSION, MATERIAL OR LABOR OF A THIRD PARTY, INCLUDING, BUT NOT LIMITED TO, ARCHITECTS, ENGINEERS. CONTRACTORS, SUBCONTRACTORS, LAWYERS, ACCOUNTANTS, MUNICIPALITIES AND GOVERNMENT AGENCIES, REGARDLESS OF WHETHER THE CLAIMS ARE BASED ON CONTRACT, TORT, STRICT LIABILITY, INFRINGEMENT, OR ANY OTHER LEGAL OR EQUITABLE THEORY.
8. LIMITATION OF DAMAGES
   a) NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE MAXIMUM LIABILITY OF DLOMA AND ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND REPRESENTATIVES TO CLIENT UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, INFRINGEMENT, OR OTHERWISE, SHALL NOT EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY CLIENT TO DLOMA FOR THE SERVICES AND ADDITIONAL SERVICES DURING THE ONE MONTH PERIOD IMMEDIATELY PRECEEDING THE ACT OR OMISSION WHICH FIRST GAVE RISE TO CLIENT'S CLAIM(S).
   b) IN NO EVENT WILL DLOMA OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR REPRESENTATIVES BE LIABLE FOR ANY PUNITIVE, INDIRECT, CONSEQUENTIAL, OR SPECIAL DAMAGES, OR FOR ANY LOST PROFITS OR LOST BUSINESS OPPORTUNITIES, EVEN IF ADVISED OF THE POSSIBILITY OF SAME, AND REGUARDLESS OF WHETHER SUCH

CLAIMS ARE BASED ON CONTRACT, TORT, STRICT LIABILITY, INFRINGEMENT, OR ANY OTHER LEGAL OR EQUITABLE THEORY OF LIABILITY.

9. INDEMNIFICATION. Client shall indemnify and hold dLOMa and its employees, agents, shareholders, officers, directors, successors, and assigns harmless from and against any and all claims, damages, liabilities, costs, settlements, penalties, and expenses (including attorney's fees, expert fees, and settlement costs) arising out of any suit action, preceding, arbitration, subpoena, claim, or demand brought or asserted by a third party pursuant to any theory of liability against dLOMa arising out of or relating to (i) any breach by Client of this Agreement; (ii) any damages caused by defects, acts or omissions relating to architectural services, engineering services or construction materials and services; or (iii) the alleged or actual infringement or misappropriation of any intellectual property right or other proprietary right by client or its employees, agents, or representatives.
10. GOVERNING LAW; FORUM; WAIVER OR JURY TRIAL. This Agreement is governed by and shall be construed according to the laws of the State of Colorado, excluding its conflict of laws principles. Client hereby submits to the exclusive jurisdiction of the state and federal courts locate within the courts in the City and county of Denver in the state of Colorado for the purposes of all legal proceedings arising out of or relating to this Agreement of the relationship of the Parties. dLOMa and Client hereby irrevocably waive their right to a trial by jury in any legal proceeding arising out of or relating to this Agreement or their relationship.
11. NAME AND TRADEMARK. Client permits dLOMa to use its name and its trademarks in listings of dLOMa's clients for promotional, marketing, and advertising purposes, provided that such use accurately reflects the relationship of the Parties.
12. SURVIVAL. All terms of this agreement which should by their nature survive the termination of this Agreement shall so survive, including, but not limited to sections 3, 4, 6, 7, 8, 9, 10, 15 and 17.
13. NOTICES. Unless otherwise stated in this Agreement, All notices required to be delivered to dLOMa shall be sent via certified mail to, return receipt requested, or by express courier (i.e. FEDEX or UPS) to 5480 Estes Court, Arvada, CO 80002. Unless otherwise stated in this Agreement, all notices required to be delivered to Client shall be delivered via electronic mail and Facsimile to the electronic mail address and facsimile number provided by Client. Any notice or communication provided to dLOMa shall be deemed received when dLOMa receives and signs for the written notice. Any notice or communication provided to client shall be deemed received when sent, except that said notice or communication is sent on a weekend or bank holiday.
14. REPRESENTATIONS. Each Party represents that it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that the execution and delivery of this Agreement will not conflict with or violate any provision of the Charter, By-laws, or other governing documents of the Party. Client represents and warrants that it made no changes to this Agreement prior to providing this Agreement to dLOMa for acceptance other than handwritten changes initialed by Client and dLOMa.

15. NEUTRAL INTERPRETATION. This Agreement is a negotiated document and will be deemed to have been drafted jointly by the parties, and no rule of construction or interpretation will apply against any particular party based on a contention that the agreement was drafted by one of the Parties. This Agreement will be construed and interpreted in a neutral manner.
16. FORCE MAJEURE. If a Party's performance of any part of this Agreement, other than the payment of money, is prevented or delayed by reason of an act of God, act of war, act of terrorism, fire, governmental action, labor dispute, or other cause beyond the performing Party's control, then such Party shall be excused from performance for the length of such prevention or delay.
17. MISCELLANEOUS. Client shall not assign this Agreement or transfer its rights or obligations under this Agreement without the prior written consent of dLOMa. This Agreement does not create any third party beneficiary rights. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the rest of the Agreement will remain in full force and effect and will in no way be affected or invalidated. No waiver of any provision of this Agreement will be effective unless in writing and signed by the waiving Party, and no delay or failure in exercising or enforcing any right or remedy hereunder will constitute a waiver thereof. The express waiver of any right or remedy in a particular instance will not constitute a waiver thereof in any other instance, or a waiver of any other right or remedy. Unless otherwise specified in this Agreement, any reference to a day shall mean a calendar day, not a business day. The connectives "and" and "or" shall be construed either disjunctively or conjunctively as may be required by the context of the Agreement. The use of the singular form of any word includes the plural and vice versa. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation. This Agreement may be executed in several counterparts, each of which shall deemed an original, but all of which shall constitute one and the same agreement. Facsimile and electronic signatures shall be deemed acceptable.
18. INTEGRATION. Each SOW is hereby incorporated in this Consulting Services Master Agreement ("CSMA"). The SOW(s) and the CSMA shall collectively constitute the Agreement. This Agreement constitutes the entire agreement of the Parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

BY SIGNING BELOW THE PARTIES HERETO. DLOMA PERFOMANCE HOSPITALITY, LLC AND AGREE TO THE TERMS AND CONDITIONS SET FORTH ABOVE AS OF THE EFFECTIVE DATE

/s/ Joel Schneider	/s/ Dustin Lombard
February 5, 2015	February 5, 2015
DATE	DATE

January 13, 2015

MUTUAL NON-DISCLOSURE AGREEMENT

dLOMa, LLC and The MaryJane Group (each, a "Party," and collectively, the "Parties") are exploring a potential business relationship. In order to facilitate discussions between the Parties, and to allow for the exchange, either orally or in writing, certain technical, financial and/or business information (the "Information") under terms that will protect the confidential and proprietary nature of such Information, the Parties hereby enter into this Non-disclosure Agreement as of February 5, 2015

1. Neither of the Parties shall, in any way or in any form, distribute, disclose, publicize, or advertise in any manner the discussions, negotiations or the other Party's Information covered by this Non-disclosure Agreement without first obtaining the prior written consent of the disclosing Party. Each Party agrees to furnish the other Party's Information only to its respective officers, directors, employees, accountants, attorneys and other agents (collectively "Representatives") who need to know the Information for the purpose of evaluating any proposed transaction between the Parties, and who agree to be bound by this Non-disclosure Agreement. The disclosing Party agrees to be responsible for any breach of this Non-disclosure Agreement by any of its Representatives. Neither Party shall use the other Party's Information except for the purposes described herein.

2. For the purposes of this Non-disclosure Agreement, any Information belonging to a third party and furnished or disclosed by one Party to another Party shall be deemed the disclosing Party's Information and, accordingly, shall be subject to this Non-disclosure Agreement. "Information" does not include information (a) previously known by or in the possession of the receiving Party free of any obligation to keep it confidential, (b) that is publicly known through no wrongful act of the receiving Party, (c) that has been rightfully received from a third party who is under no obligation of confidence to the Party which owns the information, or (d) which is independently developed by the receiving Party without resort to the Information that has been disclosed pursuant to this Non-disclosure Agreement.

3. Nothing herein shall preclude a Party from disclosing Information that it is legally compelled to disclose, provided that, prior to making any such disclosure, the compelled Party shall provide the other Party with prompt notice thereof so that a protective order or other appropriate remedy may be sought and/or compliance with the provisions of this Non-disclosure Agreement may be waived. In the event that such protective order or other remedy is not obtained, or that compliance with the provisions of this Non-disclosure Agreement is not waived, the compelled Party will disclose only that portion of such Information that it is advised by written opinion of counsel it is legally required to disclose, and will exercise reasonable efforts to maintain the confidentiality of such Information.

4. While the Information to be furnished or disclosed is believed to be relevant for the purpose of the receiving Party's evaluation of the proposed business relationship, neither of the Parties makes any representations or warranties as to the accuracy or completeness of the Information or of any other written or oral communication transmitted or made available, and each Party expressly disclaims any and all liability based on such Information or communications or on omissions therefrom. Only those representations and warranties that may be made to a Party in a separate, definitive, written agreement, when, as and if executed and subject to such limitations and restrictions as may be specified therein, shall have any legal effect.

5. The Parties agree that irreparable harm may result to the disclosing Party if the receiving Party breaches this Non-disclosure Agreement and that an award of damages may not be a sufficient remedy for any such breach. Each Party agrees that, if it should engage, or cause to permit any other person or entity to engage, in any violation of this Non-disclosure Agreement, the Party which owns the Information shall be entitled, in addition to such other remedies and relief as may be available under applicable law, to an injunction prohibiting any such act or specifically enforcing this Non-disclosure Agreement, as the case

may be. It is further understood and agreed that no failure or delay by either Party in exercising any right, power or privilege under this Non-disclosure Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other further exercise of any right, power or privilege hereunder.

6. Nothing contained in this Non-disclosure Agreement or in any discussions undertaken or disclosures made pursuant hereto shall (a) be deemed a commitment to engage in any business relationship, contract or future dealing between the Parties, (b) be construed as granting or conferring any rights on either Party by license or otherwise, express, implied or otherwise, for any invention, discovery or improvement made, conceived or acquired prior to or after this Non-disclosure Agreement is entered into, (c) limit either of the Party's right to conduct similar discussions to those undertaken pursuant hereto with third parties, so long as said discussions do not violate this Non-disclosure Agreement, (d) restrict the ability of either Party to establish, acquire or retain an interest in any business that may be deemed to compete with the transactions under discussion between the Parties pursuant hereto, nor (e) obligate either Party to present to the other Party any particular investment or business opportunity. Any future business relationship(s) between the Parties would be subject to, among other things, appropriate due diligence, negotiation and execution of mutually satisfactory definitive written agreements and requisite corporate approvals.

7. Neither this Non-disclosure Agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable by either of the Parties. The obligations contained in this Non-disclosure Agreement shall survive and continue for a period of one (1) year from the date set forth above. All Information, and all copies thereof, will be returned to the disclosing Party or destroyed immediately upon written request of the disclosing Party. This Non-disclosure Agreement may be executed in counterparts and by facsimile signatures, all of which, taken together, shall constitute one document.

Each of the Parties hereby acknowledges its agreement to the foregoing.

The MaryJane Group, Inc	dLOMa Hospitality, LLC
/s/ Joel Schneider	/s/ Dustin Lombard
Signature	Signature
Joel Schneider	Dustin Lombard
Print Name and Title	Print Name and Title
February 5, 2015	February 5, 2015
Date	Date